Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for Q2Earth, Inc., (the “Company”) for the period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kevin M. Bolin, Chief Executive Officer of the Company, and David Shields, Chief Financial Officer, certify pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2018

By:	/s/ Kevin M. Bolin
Kevin M. Bolin
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ David Shields
David Shields
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.